Exhibit 1.01

Sevcon, Inc.

Conflict Minerals Report

For the reporting period from January 1, 2016 to December 31, 2016

Introduction

This Conflict Minerals Report of Sevcon, Inc. has been prepared pursuant to SEC Rule 13p-1 and Form SD (the “Rule”) for the reporting period January 1, 2016 to December 31, 2016.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as the “subject minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company manufactures, or contracts to manufacture, products for which those subject minerals are necessary to the functionality or production.

As a producer of electronic equipment, Sevcon uses a supply base consisting mostly of electronic component manufacturers, distributors and assemblers. Therefore, the facilities used to process the necessary subject minerals in those products, and the country of origin of those subject minerals in those products are several steps down the global electronics supply chain.

The term “conflict-free” is used in this report to denote products, parts or materials where the subject minerals and their deritivite metals are from smelters or refiners verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program.

Products

The products manufactured or contracted to be manufactured by Sevcon in calendar year 2016 were –

1.	Motor controllers for electric and hybrid vehicles
2.	Static and on-board battery chargers for electric and hybrid vehicles
3.	DC/DC convertors for electric and hybrid vehicles
4.	Other drivetrain system components for electric and hybrid vehicles
5.	Industrial/rail/aerospace/automotive Capacitors

Sevcon Conflict Minerals Program and Due Diligence

Sevcon has:

1.	Established strong company management systems, by having:

	a.	Established a policy to work towards eliminating conflict minerals from its supply chain, and has informed all suppliers of the objectives and reporting requirements. The policy is publicly available at www.sevcon.com/about/quality-environment.

	b.	Allocated internal management resource and responsibility for supplier chain due diligence.

	c.	Established a system of controls and transparency over the mineral supply chain. The details of this are described below.

	d.	Strengthened company engagement with suppliers:

•	All components specified by Sevcon and consumed during calendar year 2016 have been identified and traced to the manufacturer.
•	All manufacturers have been contacted, in order to trace subject mineral sources.
•	Data has been requested using the CFSI template, to ensure compliant smelters are identified.

•	The responses have been analyzed, to confirm whether compliance has been achieved (i.e. all smelters declared, and included on the CFSI compliant smelters lists).
•	Where new supplier contracts are drafted, conflict minerals objectives and reporting requirements are being included.

e.	Made available the company Environmental Corrective and Preventive Action Procedure available for investigation of any risks relating to Conflict Minerals, with input to the EICC® GeSI program where appropriate.

2.	Identified risk in the supply chain, and assessed the adverse impact of those risks.

3.	Designed and implemented a strategy to respond to identified risks:

•	Working with the suppliers to help them fully understand Sevcon’s requirements.
•	Advising on the EICC GeSI Initiative, and the reporting requirements.
•	Contacting component manufacturers directly to improve the reporting process.
•	Advising of Sevcon’s intention to move away from non-reporting or non-compliant suppliers.
•	As a final step, terminating our relationship with non-reporting and non-compliant suppliers.

4.	Utilized the EICC GeSI reporting program to analyse the responses of its manufacturers and suppliers.

5.	Reported the results of our supply chain due diligence publicly in Form SD as well as internally to senior management.

We conducted a survey of our manufacturing partners and their component suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition (EICC) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence.

Of the manufacturers within the scope of our RCOI, 52% confirmed as not supplying parts containing the subject minerals or using those minerals in their production process. Of the remaining manufacturers/suppliers, 81% responded, and 74% submitted responses in the appropriate EICC GeSI format. Of the responding suppliers, 65% were able to confirm that all of their supplying conflict minerals smelters were listed as compliant on the CFSI lists.

The due diligence methodology applied by Sevcon is based in all material aspects on the OECD “Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain,” including the relevant mineral specific supplements.

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our products with the greatest possible specificity consisted of the due diligence measures described in this conflict minerals report. In particular, because independent third party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the subject minerals that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain.

Determination

We were unable to ascertain the country of origin and/or chain of custody of all necessary subject minerals processed by the facilities that contributed to our products because, for this reporting period, (1) certain smelter and refiner facilities had not yet received a “conflict free” designation from an independent third party audit program, and (2) some manufacturers and their materials suppliers did not respond to our requests for country of origin or chain of custody information.

With respect to the products on which Sevcon exercised due diligence, Annex I lists the facilities which, to the extent known, processed the necessary subject minerals in our products. Annex II summarises the countries for those facilities. Annex III shows the number of smelters which are conflict free as determined by the Conflict-Free Smelter Program (CFSP), and those which are in their audit program with the aim of achieving compliance.

Our investigations have found two smelters in our supply chain from the covered countries –

1.	Phoenix Metal Ltd. of Kigali, Rwanda, supplying tin.
2.	Universal Precious Metals Refining of Lusaka, Zambia, supplying gold.

Both companies have registered to the CFSI program, but are not in the current compliant or active list. Sevcon is working with the relevant suppliers to ensure that these smelters progress towards certification. If they do not make satisfactory progress, we currently expect they will be removed from the supply chain.

Continuous Improvement Strategy

In order to improve from the above initial results and to mitigate the risk that our necessary conflict minerals will benefit armed groups, Sevcon is taking the following actions:

a.	Working with the suppliers, sub-suppliers and manufacturers to engage with the smelter to enroll in the EICC GeSI Conflict Free Smelters program;
b.	Failing action a, working with the supplier and sub-supplier to select an alternative conflict minerals supplier with supplying smelters participating in the EICC GeSI Conflict Free Smelters program;
c.	Failing action b, selecting an alternative supplier or sub-supplier who can offer conflict-free materials with supplying smelters participating in the EICC GeSI Conflict Free Smelters program.
d.	Monitoring progress towards conflict-free status, by reporting trends publicly and within Sevcon and its supplier base.

Continuous Improvement Results

The table below demonstrates the improvement in reporting and compliance achieved from 2013 to 2016 (reporting periods).

Reporting period	2013	2014	2015	2016	Improvement From 2015
Response level	44%	74%	81%	81%	0%
EICC GeSI format	54%	67%	76%	74%	-2%
Compliant response	0%	45%	47%	65%	+18%

Progress has been maintained, even with the acquisition of Bassi SRL and inclusion of its suppliers for the first time.

ANNEX I

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	USA
Gold	Advanced Chemical Company	USA
Gold	AGR Matthey	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining USA Inc.	USA
Gold	Asaka Riken Co Ltd	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	USA
Gold	Aurubis AG	GERMANY
Gold	Baiyin Nonferrous Group Co.,Ltd.	CHINA
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Barrick Gold Corporation	CHILE
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Changcheng Gold & Silver Refining Factory	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China Gold International Resources Corp. Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	CMP-COMPAGNIE DES METAUX PRECIEUX	FRANCE
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	USA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Furukawa Company, Ltd.	JAPAN
Gold	Gannon & Scott	USA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	USA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harmony Gold Mining Company Limited	SOUTH AFRICA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	HOMESTAKE MINING COMPANY	CANADA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY

Gold	Italpreziosi S.p.A.	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Chemicals Ltd.	UNITED KINGDOM
Gold	Johnson Matthey Inc	USA
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	K.A.Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	USA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Linglong Gold mine	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	USA
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	USA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pan Pacific Copper Co. Ltd.	JAPAN
Gold	Pease & Curren	USA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Philippine Associated Smelting and Refining Corporation	PHILIPPINES
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	USA
Gold	Rio Tinto Group	UNITED KINGDOM
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	USA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	USA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Sungeel Hitech Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	USA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Arroz	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	USA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	USA
Tantalum	Exotech Inc.	USA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	GAM	AUSTRALIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	USA
Tantalum	GTP Corp.	USA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	USA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	USA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	USA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Pan Pacific Copper Co. Ltd.	JAPAN
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)

Tantalum	QuantumClean	USA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	USA
Tantalum	Tranzact, Inc.	USA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	WBH AG	AUSTRIA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	5NPLUS	CANADA
Tin	Alpha	USA
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Aoki Laboratories Ltd.	USA
Tin	Baslini Tin Srl	ITALY
Tin	Brand IMLI	INDONESIA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CINTAS METALICAS S.A	SPAIN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cofermetal Spa	ITALY
Tin	Complejo Metalurgico Vinto S.A.	BOLIVIA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.A. de C.V.	MEXICO
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	H. Kramer & Co.	USA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Impag AG	SWITZERLAND
Tin	Imperial Zinc	USA
Tin	Indonesian State Tin Corporation	INDONESIA
Tin	Indra Eramulti Logam	INDONESIA
Tin	Jean Goldschmidt International SA	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Medeko Cast S.R.O.	SLOVAKIA (SLOVAK REPUBLIC)
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	METALLIC MATERIALS BRANCH L OF GUANGXI CHINA TIN GROUP CO.,LTD	CHINA
Tin	Metallic Resources, Inc.	USA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Metallum Metal Trading Company	SWITZERLAND
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Northern Smelter	AUSTRALIA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Dragon Technology Co. Ltd.	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Uni Bros Metal Pte Ltd	SINGAPORE
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	Walcownia Metali Nieżelaznych "ŁABĘDY" S.A. w Gliwicach	POLAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xinmao Xiye (Tin Company)	CHINA

Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	ATI Metalworking Products	USA
Tungsten	Buffalo Tungsten	USA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	USA
Tungsten	Kennametal Huntsville	USA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	USA
Tungsten	Nippon Tungsten (Shanghai) Commerce Co., Ltd.	JAPAN
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	TaeguTec Ltd.	KOREA, REPUBLIC OF
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

ANNEX II

Countries of origin of the subject minerals these facilities process are believed to include:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Macedonia, Malaysia, Mexico, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emriates, United Kingdom, USA, Uzbekistan, Vietnam, Zambia, Zimbabwe

ANNEX III

Subject Mineral	Tin	Tantalum	Tungsten	Gold
Number of smelters identified by Sevcon	117	54	60	166
Number of compliant smelters in CFSI Program	69	44	40	94
Additional smelters active in CFSI audit program	6	1	3	9

(CFSI data at May 15th, 2017)